EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Sunrise Partners Limited Partnership
Signature:	/s/ David Friedman
Name/Title:	David Friedman, GC & Chief Compliance Officer of Paloma Partners Management Company, general partner of Paloma International L.P., parent holder
Date:	06/18/2026

Paloma International L.P.
Signature:	/s/ David Friedman
Name/Title:	David Friedman, GC & Chief Compliance Officer of Paloma Partners Management Company, general partner
Date:	06/18/2026

Paloma Partners Management Co
Signature:	/s/ David Friedman
Name/Title:	David Friedman, GC & Chief Compliance Officer
Date:	06/18/2026

Paloma Partners Advisors LP
Signature:	/s/ S. Donald Sussman
Name/Title:	S. Donald Sussman, President, Paloma Partners Advisors, Inc., general partner
Date:	06/18/2026
Paloma Partners Advisors, Inc.
Signature:	/s/ S. Donald Sussman
Name/Title:	S. Donald Sussman, President
Date:	06/18/2026
S. Donald Sussman
Signature:	/s/ S. Donald Sussman
Name/Title:	S. Donald Sussman
Date:	06/18/2026